Exhibit 99.1

Allarity Therapeutics Announces Final Settlement with
the U.S. Securities and Exchange Commission

Boston (March 13, 2025)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib—a differentiated dual PARP/Wnt pathway inhibitor—today announced that it has reached a final settlement with the U.S. Securities and Exchange Commission (SEC) relating to the previously disclosed investigation regarding the Company’s past disclosures concerning its interactions with the U.S. Food and Drug Administration (FDA) regarding its New Drug Application (“NDA”) for Dovitinib or Dovitinib-DRP, which was submitted to the FDA in 2021. This final settlement confirms the settlement in principle announced by the Company on January 30, 2025.

Under the terms of the settlement, Allarity has consented, without admitting or denying the SEC’s findings, to the entry of an administrative cease-and-desist order. The settlement resolves the SEC’s investigation as to the Company with findings of violations of non-scienter-based provisions under Sections 17(a)(2) and (3) of the Securities Act of 1933, as well as Section 13(a) of the Securities Exchange Act of 1934 and related rules.

Allarity has now resolved all regulatory and legal challenges related to these issues and all other previously outstanding legal matters.

Thomas Jensen, Chief Executive Officer of Allarity Therapeutics, commented: “Throughout this process, we have fully cooperated with regulators, and we are pleased to have finalized this resolution with the SEC. Coming shortly after the dismissal of the securities class action lawsuit in February, this marks the conclusion of all outstanding legal matters for Allarity. With these issues behind us, we can now fully focus on our mission of advancing our novel PARP/Wnt inhibitor through the clinical development plans we have already announced.”

As previously disclosed on January 30, 2025, the Company has agreed, as part of the settlement, to pay a one-time civil penalty of $2.5 million and has committed to continued cooperation with the SEC in any related litigation. As previously disclosed, the SEC issued Wells Notices to three former officers of the Company who are no longer affiliated with Allarity. While the Company has reached a resolution on its own behalf, it may have certain indemnification obligations for legal expenses incurred by these former officers.

As previously disclosed on November 14, 2024, Allarity’s cash position is expected to support operations into 2026. The $2.5 million civil penalty payment does not affect the Company’s financial outlook, including its ability to execute its Phase 2 program in advanced ovarian cancer, initiate the upcoming Phase 2 trial of stenoparib in combination with temozolomide for recurrent small cell lung cancer, or proceed with its share repurchase plan.

About Stenoparib
Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the Wnt signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking Wnt pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the resolution of the SEC investigation, the conclusion of all outstanding legal matters, and the Company’s continued commitment to regulatory compliance and corporate governance.. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, potential legal and regulatory developments, compliance obligations, financial liabilities associated with past legal matters, and the Company’s ability to focus resources on advancing its clinical programs without further legal distractions. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1/A registration statement filed on April 17, 2024, our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”) and our Form 10-Q quarterly report filed with the SEC on November 14, 2024, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com